EXHIBIT 5

                   [International Game Technology Letterhead]

March 8, 2005

International Game Technology
9295 Prototype Drive
Reno, Nevada 89521

     Re:     Registration of Securities of International Game Technology

Ladies and Gentlemen:

     In connection with the registration of up to 9,000,000 shares of Common Stock of International Game Technology, a Nevada corporation (the "Company"), par value $0.00015625 per share (the "Shares"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the International Game Technology 2002 Stock Incentive Plan, as amended (the "Plan"), you have requested my opinion set forth below.

     In my capacity as counsel, I have examined originals or copies of those corporate and other records of the Company I considered appropriate.

     On the basis of such examination and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company's Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

     I consent to your filing this opinion as an exhibit to the Registration Statement.

                                   Respectfully submitted,

                                   /s/ David D. Johnson
                                   David D. Johnson
                                   Executive Vice President, General Counsel